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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Member
TransMontaigne GP L.L.C.:

        We consent to the incorporation by reference in Registration Statement Nos. 333-125209 and 333-148280 on Form S-8 of our reports dated March 12, 2013, relating to the consolidated financial statements of TransMontaigne Partners L.P. and subsidiaries, and the effectiveness of TransMontaigne Partners L.P. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of TransMontaigne Partners L.P. for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Denver, Colorado
March 12, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm